Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Selected Consolidated Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated February 26, 2014, with respect to the consolidated financial statements of Triangle Capital Corporation as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, and the consolidated financial highlights for each of the five years in the period ended December 31, 2013; (b) dated February 26, 2014, with respect to the effectiveness of internal controls over financial reporting of Triangle Capital Corporation as of December 31, 2013; (c) dated February 26, 2014, with respect to Schedule 12-14 as of and for the year ended December 31, 2013; and (d) dated May 13, 2014, with respect to the senior securities table of Triangle Capital Corporation as of December 31, 2013, in the Post-effective Amendment No. 7 to the Registration Statement (Form N-2 No. 333-175160) dated May 13, 2014.
/s/ Ernst & Young LLP
Raleigh, North Carolina
May 13, 2014